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                                                                    EXHIBIT 31.1


                  Certification of Principal Executive Officer

I, William J. Gervais, certify that:

   1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Qualstar Corporation;

   2. Based on my knowledge, this amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment; and

   3. Based on my knowledge, the financial statements, and other financial information included in this amendment, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this amendment.

Date:  October 27, 2004


                                              /s/ William J. Gervais
                                        ---------------------------------
                                                 William J. Gervais
                                             Principal Executive Officer